EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements on Form S-8 (File No. 333-07031) and Form S-3 (File No. 333-55849) of our reports, both dated November 12, 1999, on our audits of the consolidated financial statements and financial statement schedule of Play By Play Toys & Novelties, Inc. and Subsidiaries as of July 31, 1999 and 1998, and for each of the three years in the period ended July 31, 1999, which reports are included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

Austin, Texas
November 12, 1999